UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








        Date of Report (Date of earliest event reported): January 28, 1998


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                        33-73534                    72-1196619
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777
                                                    ------------------

                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         Louisiana Casino Cruises, Inc., a Louisiana corporation (the "Company"), commenced on January 28, 1998 an offer to purchase for cash up to $3,795,000 aggregate principal amount of its 11 1/2% First Mortgage Notes Due 1998 (the "Notes") for 100% of their principal amount plus accrued and unpaid interest to but not including the payment date. The offer will expire at 5:00 p.m., New York City Time, on February 26, 1998 (unless extended) and is being made pursuant to the requirements of the Indenture, dated as of November 15, 1993 (the "Indenture"). between the Company and The Bank of New York, as successor Trustee (the "Trustee"), under which the Notes were issued. The Notes were issued in an original aggregate principal amount of $51,000,000, of which $43,946,000 are outstanding as of the date hereof. The terms of the offer are set forth in the Offer to Purchase, dated January 28, 1998, and the related Letter of Transmittal.

         Section 1029 of the Indenture requires the Company to make an offer to purchase the Notes when Cumulative Excess Cash Flow (as defined in the Indenture) at the end of any six-month period ending November 30 or May 31 is at least $2,000,000 at a price of 100% of the principal amount, plus accrued and unpaid interest to but not including the payment date. The Company is required to purchase from holders accepting the offer up to the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the amount of its Cumulative Excess Cash Flow. Payment for the Notes accepted for purchase shall be made on February 27, 1998.

         If less than all of the Notes from the holders accepting the offer are to be purchased, the particular Notes to be purchased shall be selected by the Trustee from the Notes of the holders accepting the offer by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for purchase of portions of the principal of Notes; provided, however, that no such partial purchase shall reduce the portion of the principal amount of a Note not so purchase to less than $1,000.

         Assuming the offer is fully subscribed, the total amount of funds required to purchase the Notes and pay all accrued and unpaid interest will be approximately $3,899,000. To the extent fewer Notes are tendered, a portion of he Cumulative Excess Cash Flow not used to repurchase Notes in this offer must be used for the acquisition of Notes in the open market or included in the determination of Cumulative Excess Cash Flow for the semiannual period ending May 31, 1998. The remaining portion, if any, is considered Cash Available for Reinvestment (as defined in the Indenture) and is available for use for the limited purposed provided in the Indenture.

         The Company repurchased $722,000 of Notes pursuant to the offer dated July 30, 1997 to purchase up to $3,098,000 of Notes. As a result, a portion ($1,951,000) of the then Cumulative Excess Cash Flow is included in the $3,795,000 aggregate principal amount of Notes now being offered to be purchased. The Company intends to use cash on hand to purchase Notes and pay all accrued and unpaid interest under the offer.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         LOUISIANA CASINO CRUISES, INC.



Dated: February 17, 1997                              By: /s/ W. Peter Temling
                                                      ------------------------
                                                      W. Peter Temling, Acting
                                                      Chief Financial Officer




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